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                                                                 EXHIBIT 11(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the following with respect to Post-Effective Amendment No. 26 to the Registration Statement (No. 2 - 78808) on Form N-1A under the Securities Act of 1933, as amended, of Asset Management Fund, Inc.:

   - The incorporation by reference of our report dated November 29, 1995 on our audit of the financial statements and financial highlights of the Money Market, Short U.S. Government Securities, Adjustable Rate Mortgage
     (ARM), Intermediate Mortgage Securities, and U.S. Government Mortgage Securities Portfolio of Asset Management Fund, Inc., in the Statement of Additional Information.

   - The reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Counsel and Independent Accountants" in the Statement of Additional Information.


/s/ COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 23, 1996